UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2017, Steven J. Chartier resigned from his position as Chief Operating Officer of PixarBio Corp. (the “Company”). Mr. Chartier was responsible for regulatory affairs and clinical studies. Management believes that Mr. Chartier’s decision to resign as Chief Operating Officer was not the result of any disagreement with the Company.

In connection with Mr. Chartier’s resignation, Chrystal Lucia has been promoted to the position of Director of Regulatory Affairs, responsible for U.S. FDA engagement and contract manufacturing. Chris Doherty has been promoted to Associate Director of Regulatory Affairs, responsible for clinical studies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: February 8, 2017	By:	/s/ Francis M. Reynolds
Francis M. Reynolds
Title: Chief Executive Officer

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